Exhibit 99.1

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 15, 2011, Plains Exploration & Production Company (“PXP” or the “Company”) and certain of its subsidiaries completed the divestment of its Texas Panhandle properties to an affiliate of Linn Energy, LLC. At closing and after preliminary closing adjustments, PXP received approximately $555 million in cash. PXP expects to receive an additional approximately $74 million in cash from future closings, as may be further modified for additional post-closing adjustments. The cash proceeds received, net of approximately $6.2 million in transaction costs, were primarily used to repay the outstanding borrowings under the Company’s senior revolving credit facility. PXP’s aggregate working interest in the Texas Panhandle properties generated total sales volumes of approximately 84 million cubic feet equivalent (“MMcfe”) per day during the third quarter of 2011 and had 263 billion cubic feet equivalent (“Bcfe”) of estimated proved reserves as of December 31, 2010. This transaction, which is referred to herein as the Panhandle Transaction, was completed pursuant to a Purchase and Sale Agreement dated as of November 3, 2011, and effective as of November 1, 2011.

On December 30, 2010, PXP completed the divestment of its Gulf of Mexico shallow water shelf properties to McMoRan Exploration Co. (“McMoRan”). At closing and after preliminary closing adjustments, PXP received approximately $86 million in cash, which includes $11 million in working capital adjustments, and 51 million shares of McMoRan common stock (the “MMR Shares”) in exchange for all of PXP’s interests in its Gulf of Mexico leasehold located in less than 500 feet of water. This transaction is referred to herein as the MMR Transaction. The MMR Shares were valued at approximately $665.9 million based on McMoRan’s closing stock price of $17.18 on December 30, 2010 discounted to reflect certain restrictions on PXP’s marketability of the MMR Shares, as required under the registration rights agreement and stockholder agreement entered into by PXP and McMoRan at the closing of the transaction. PXP’s aggregate working interest in these properties generated total sales volumes of approximately 9 thousand barrels of oil equivalent per day (“MBOEPD”) during 2010 and had 13 million barrels of oil equivalent (“MMBOE”) of estimated proved reserves as of December 31, 2009. PXP has elected to measure its equity investment in the MMR Shares at fair value. Unrealized gains and losses on the investment are reported in the Company’s consolidated statement of income.

The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2011 and the year ended December 31, 2010 and the unaudited pro forma condensed consolidated balance sheet at September 30, 2011 are based on the Company’s historical consolidated statements of income for such periods and its historical consolidated balance sheet at September 30, 2011. The unaudited pro forma condensed consolidated balance sheet at September 30, 2011 assumes that the Panhandle Transaction occurred on September 30, 2011. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2011 and for the year ended December 31, 2010 give effect to the Panhandle Transaction and the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2010 gives effect to the MMR Transaction as if they occurred on January 1, 2010. The unaudited pro forma condensed consolidated statements of income do not purport to represent what the Company’s results of operations would have been if the transactions had occurred on January 1, 2010. PXP believes the assumptions used herein provide a reasonable basis for presenting the significant effects directly attributable to the transactions described above.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with PXP’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the period ended September 30, 2011.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AT SEPTEMBER 30, 2011

(in thousands of dollars)

	Historical	Pro Forma Adjustments (Note 1 (A))	Pro Forma
ASSETS
Current Assets
		$554,839
		(6,205)
Cash and cash equivalents	$11,464	(455,000)	$105,098
Other current assets	393,609	(5,198)	388,411

	405,073	88,436	493,509

Property and Equipment, net	8,175,074	(554,034)	7,621,040
Goodwill	535,140	—	535,140
Investment	379,417	—	379,417
Other Assets	89,283	—	89,283

	$9,583,987	$(465,598)	$9,118,389

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities	$617,072	$(769)	$616,303

Long-Term Debt
Senior revolving credit facility	455,000	(455,000)	—
Senior notes	3,328,938	—	3,328,938

	3,783,938	(455,000)	3,328,938

Other Long-Term Liabilities
Asset retirement obligation	250,896	(9,829)	241,067
Other	9,227	—	9,227

	260,123	(9,829)	250,294

Deferred Income Taxes	1,406,070	938	1,407,008

Stockholders’ Equity	3,516,784	(938)	3,515,846

	$9,583,987	$(465,598)	$9,118,389

The accompanying notes are an integral part of these financial statements.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(in thousands, except per share data)

	Historical	Pro Forma Adjustments for Panhandle Transaction (Note 1)		Pro Forma
Revenues
Oil and gas sales	$1,441,714	$(131,755	)(B)	$1,309,959
Other operating revenues	5,233	—		5,233

	1,446,947	(131,755)		1,315,192

Costs and Expenses
Production costs	398,133	(35,122	)(B)	363,011
General and administrative	94,964	—		94,964
Depreciation, depletion, amortization and accretion	466,072	(66,082	)(C)	399,990
Other operating income	(657)	—		(657)

	958,512	(101,204)		857,308

Income From Operations	488,435	(30,551)		457,884

Other (Expense) Income
		4,494	(D)
Interest expense	(113,141)	3,904	(D)	(104,743)
Gain on mark-to-market derivative contracts	93,467	—		93,467
Loss on investment measured at fair value	(284,929)	—		(284,929)
Other income	2,949	—		2,949

Income From Continuing
Operations Before Income Taxes	186,781	(22,153)		164,628
Income tax expense	(79,206)	8,303	(F)	(70,903)

Income From Continuing Operations	$107,575	$(13,850)		$93,725

Earnings From Continuing Operations Per Share
Basic	$0.76			$0.66

Diluted	$0.75			$0.65

Weighted Average Shares Outstanding
Basic	141,500			141,500

Diluted	143,351			143,351

The accompanying notes are an integral part of these financial statements.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2010

(in thousands, except per share data)

	Historical	Pro Forma Adjustments for MMR Transaction (Note 1)		Pro Forma Adjustments for Panhandle Transaction (Note 1)		Pro Forma
Revenues
Oil and gas sales	$1,542,367	$(117,756	)(B)	$(81,534	)(B)	$1,343,077
Other operating revenues	2,228	—		—		2,228

	1,544,595	(117,756)		(81,534)		1,345,305

Costs and Expenses
Production costs	451,902	(22,604	)(B)	(21,719	)(B)	407,579
General and administrative	136,437	—		—		136,437
Depreciation, depletion, amortization and accretion	551,118	(91,541	)(C)	(73,099	)(C)	386,478
Impairment of oil and gas properties	59,475	—		—		59,475
Legal recovery	(8,423)	—		—		(8,423)
Other operating income	(4,130)	—		—		(4,130)

	1,186,379	(114,145)		(94,818)		977,416

Income From Operations	358,216	(3,611)		13,284		367,889

Other (Expense) Income
		(3,604	)(D)	(724	)(D)
Interest expense	(106,713)	740	(D)	1,805	(D)	(108,496)
Debt extinguishment costs	(1,189)	—		—		(1,189)
Loss on mark-to-market derivative contracts	(60,695)	—		—		(60,695)
(Loss) gain on investment measured at fair value	(1,551)	442,456	(E)	—		440,905
Other income	15,942	—		—		15,942

Income From Continuing
Operations Before Income Taxes	204,010	435,981		14,365		654,356
Income tax expense	(100,745)	(163,406	)(F)	(5,384	)(F)	(269,535)

Income From Continuing Operations	$103,265	$272,575		$8,981		$384,821

Earnings From Continuing Operations Per Share
Basic	$0.74					$2.74

Diluted	$0.73					$2.71

Weighted Average Shares Outstanding
Basic	140,438					140,438

Diluted	141,897					141,897

The accompanying notes are an integral part of these financial statements.

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

On December 15, 2011, PXP and certain of its subsidiaries completed the divestment of its Texas Panhandle properties to an affiliate of Linn Energy, LLC. At closing and after preliminary closing adjustments, PXP received approximately $555 million in cash. PXP expects to receive an additional approximately $74 million in cash, which is not reflected on the unaudited pro forma condensed consolidated balance sheet, from future closings, as may be further modified for additional post-closing adjustments. The cash proceeds received, net of approximately $6.2 million in transaction costs, were primarily used to repay the outstanding borrowings under the Company’s senior revolving credit facility. PXP’s aggregate working interest in the Texas Panhandle properties generated total sales volumes of approximately 84 MMcfe per day during the third quarter of 2011 and had 263 Bcfe (44 MMBOE) of estimated proved reserves as of December 31, 2010. The Panhandle Transaction was completed pursuant to a Purchase and Sale Agreement dated as of November 3, 2011, and effective as of November 1, 2011.

On December 30, 2010, PXP completed the divestment of its Gulf of Mexico shallow water shelf properties to McMoRan. At closing and after preliminary closing adjustments, PXP received approximately $86 million in cash, which includes $11 million in working capital adjustments, and 51 million shares of McMoRan common stock in exchange for all of PXP’s interests in its Gulf of Mexico leasehold located in less than 500 feet of water. The MMR Shares were valued at approximately $665.9 million based on McMoRan’s closing stock price of $17.18 on December 30, 2010 discounted to reflect certain restrictions on PXP’s marketability of the MMR Shares, as required under the registration rights agreement and stockholder agreement entered into by PXP and McMoRan at the closing of the transaction. PXP’s aggregate working interest in these properties generated total sales volumes of approximately 9 MBOEPD during 2010 and had 13 MMBOE of estimated proved reserves as of December 31, 2009. PXP has elected to measure its equity investment in the MMR Shares at fair value. Unrealized gains and losses on the investment are reported in the Company’s consolidated statement of income.

The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2011 and the year ended December 31, 2010 and the unaudited pro forma condensed consolidated balance sheet at September 30, 2011 are based on the Company’s historical consolidated statements of income for such periods and its historical consolidated balance sheet at September 30, 2011. The unaudited pro forma condensed consolidated balance sheet at September 30, 2011 assumes that the Panhandle Transaction occurred on September 30, 2011. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2011 and for the year ended December 31, 2010 give effect to the Panhandle Transaction and the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2010 gives effect to the MMR Transaction as if they occurred on January 1, 2010. The unaudited pro forma condensed consolidated statements of income do not purport to represent what the Company’s results of operations would have been if the transactions had occurred on January 1, 2010. PXP believes the assumptions used herein provide a reasonable basis for presenting the significant effects directly attributable to the transactions described above.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with PXP’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the period ended September 30, 2011.

Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet includes the following adjustments:

A.	Reflects cash proceeds received, fees and expenses paid in connection with the Panhandle Transaction, preliminary closing adjustments related to capital expenditures, revenue and expenses attributable to the period from the November 1 effective date to the closing date, the retirement of the capitalized costs associated with the properties sold and the related asset retirement obligation, adjustment to other current assets associated with crude oil inventory and materials and supplies, the repayment of approximately $455 million outstanding under the Company’s senior revolving credit facility and the related effects of the transaction on current and deferred income taxes. The Company follows the full cost method of accounting for its oil and gas properties. No gain or loss is reflected on the Panhandle Transaction as it is not expected to cause a significant change in the relationship between the Company’s capitalized costs and estimated proved reserves. Accordingly, the net proceeds received are accounted for as a reduction to capitalized costs.

The unaudited pro forma condensed consolidated statements of income include the following adjustments:

B.	Reflects the reversal of revenues and expenses attributable to the divested interests in the Company’s oil and gas properties.

C.	Adjusts depreciation, depletion and amortization (“DD&A”) for (1) the reduction in DD&A reflecting the production volumes attributable to the properties sold and (2) the revision to PXP’s DD&A rate reflecting the reserve volumes sold and the reduction in capitalized costs resulting from the transaction. The proceeds from the Panhandle Transaction and MMR Transaction were reflected as a reduction to the Company’s capitalized costs. The pro forma DD&A rate averaged $15.98 per BOE for the nine months ended September 30, 2011 and $13.01 per BOE for the year ended December 31, 2010. The reduction in accretion expense reflects the reduction in the Company’s asset retirement obligation attributable to the respective properties sold.

D.	Reflects the adjustment to interest expense, including capitalized interest, associated with the properties sold and to reflect the use of proceeds from the transactions to retire debt under the Company’s senior revolving credit facility.

E.	Reflects the unrealized gain associated with the investment in MMR Shares, accounted for under the fair value option which allows for reporting certain financial assets and liabilities at fair value with changes in fair value included in earnings. Had the fair value option not been elected, the investment would qualify for the equity method of accounting. The pro forma adjustment is calculated based on McMoRan’s historical common stock price, discounted to reflect certain restrictions on PXP’s marketability of the MMR Shares and multiplied by the 51 million shares owned. McMoRan’s common stock closing price per share was $8.02 and $17.14 at December 31, 2009 and December 31, 2010, respectively.

The Company provided the unrealized gain/loss pro forma adjustment as derived from the historical calculation described above. However, this pro forma adjustment may not be reflective of what the actual unrealized gain/loss would have been, as the historical prices used do not reflect changes in McMoRan’s operations and capital structure, including the additional McMoRan common shares outstanding as a result of the MMR Transaction.

F.	Reflects the adjustment to income tax expense resulting from the transaction. Variances in the Company’s effective tax rate from the 35% federal statutory rate primarily result from the effect of state income taxes.

Summary Pro Forma Oil and Natural Gas Reserve Data (Unaudited)

The following table sets forth summary pro forma reserve data at December 31, 2010, which give effect to Panhandle Transaction.

Estimated Quantities of Oil and Natural Gas Reserves

at December 31, 2010

	Historical	Pro Forma Adjustments for Panhandle Transaction	Pro Forma
Proved Reserves
Oil (MBbl)	223,268	(14,919)	208,349
Gas (MMcf)	1,157,070	(173,682)	983,388
Total (MBOE)	416,113	(43,866)	372,247

Proved Developed Reserves
Oil (MBbl)	150,492	(5,432)	145,060
Gas (MMcf)	517,183	(56,478)	460,705
Total (MBOE)	236,689	(14,845)	221,844

Standardized Measure of Discounted Future Net Cash Flows

at December 31, 2010 (in thousands)

	Historical	Pro Forma Adjustments for Panhandle Transaction	Pro Forma
Future cash inflows	$21,151,315	$(1,532,951)	$19,618,364
Future development costs	(3,290,657)	422,483	(2,868,174)
Future production expense	(7,919,772)	388,513	(7,531,259)
Future income tax expense	(3,197,758)	253,949	(2,943,809)

Future net cash flows	6,743,128	(468,006)	6,275,122
Discounted at 10% per year	(3,649,993)	347,449	(3,302,544)

Standardized measure of discounted future net cash flows	$3,093,135	$(120,557)	$2,972,578